EXHIBIT 99.1

ePlus Reports First Quarter Financial Results

--Strong, Broad-Based Demand Drives Double-Digit Sales Growth--

Quarterly Highlights:

•	Net sales increased 17.4% to $416.6 million
o Technology segment net sales increased 17.3% to $400.4 million which includes service revenues growth of 16.3% to $55.6 million.
o Financing segment net sales increased 18.0% to $16.3 million.
•	Adjusted gross billings increased 15.9% to $633.0 million.
•	Consolidated gross profit increased 7.1% to $105.5 million.
•	Consolidated gross margin was 25.3%, down from 27.8%.
•	Net earnings increased 35.5% to $23.5 million.
•	Adjusted EBITDA increased 24.6% to $38.3 million.
•	Diluted earnings per share increased 34.6% to $1.75.
•	Non-GAAP diluted earnings per share increased 29.8% to $1.96.

HERNDON, VA – August 4, 2021 – ePlus inc. (NASDAQ:  PLUS), a leading provider of technology and financing solutions, today announced financial results for the three months ended June 30, 2021.

“Fiscal 2022 is off to a strong start, underscoring growing demand for our diverse portfolio of solutions that enable our customers to support their digital transformation and hybrid workforce initiatives efficiently and cost-effectively.  We are very pleased with our first quarter net sales and adjusted gross billings growth of 17.4% and 15.9%, respectively. Our robust sales growth and disciplined cost management is driving solid operating leverage leading to improved bottom line results.  Our net earnings and net earnings per share both increased approximately 35%, and non-GAAP earnings per share increased almost 30%. Our operating platform enables ePlus to meet improving customer demand in a scalable manner,” said Mark Marron, president and chief executive officer of ePlus.

“We remain focused on capturing the cloud, security, digital infrastructure and collaboration solutions that meet our customer’s requirements in today’s complex IT environment.  While we continue to monitor shortages in the IT supply chain that could delay deliveries and create revenue headwinds, we are well-positioned for continued growth given our diversified business model, with increasing annuity-type revenues, expanding services, multiple channel partners, and the contribution from our financing business,” Mr. Marron noted.

First Quarter Fiscal 2022 Results

For the first quarter ended June 30, 2021 as compared to the first quarter of the prior fiscal year ended June 30, 2020:

Consolidated net sales increased 17.4% to $416.6 million, from $355.0 million.

Technology segment net sales increased 17.3% to $400.4 million, from $341.2 million primarily due to higher product sales. Service revenues also increased 16.3% to $55.6 million, from $47.8 million due to increases in professional services and managed services.  Adjusted gross billings increased 15.9% to $633.0 million from $546.4 million.

Financing segment net sales increased 18.0% to $16.3 million, from $13.8 million due to an increase from sales of off lease equipment.

Consolidated gross profit increased 7.1% to $105.5 million, from $98.6 million. Consolidated gross margin was 25.3%, compared with 27.8% last year, due to lower product margins.

Operating expenses were $73.1 million, down 0.7% from $73.6 million last year.  Our headcount at the end of the quarter was 1,547, up 11 from a year ago.

Consolidated operating income increased 29.8% to $32.5 million.

Our effective tax rate for the current quarter was 27.8%, lower than the prior year quarter of 30.8%, primarily due to an adjustment recorded in the prior year to the federal benefit from state taxes.

Net earnings increased 35.5% to $23.5 million.

Adjusted EBITDA increased 24.6% to $38.3 million, from $30.7 million.

Diluted earnings per share was $1.75, compared with $1.30 in the prior year quarter. Non-GAAP diluted earnings per share was $1.96, compared with $1.51 last year.

Balance Sheet Highlights

As of June 30, 2021, ePlus had cash and cash equivalents of $93.8 million, compared with $129.6 million as of March 31, 2021.  Inventory, which represents equipment ordered by customers but not yet delivered, increased 11.1% from March 31, 2021, due to ongoing projects.  Total shareholders’ equity was $583.6 million, compared with $562.4 million as of March 31, 2021.  Total shares outstanding were 13.5 million on June 30, 2021 and March 31, 2021.

Summary and Outlook

“The strength of our first quarter results, coupled with strong backlog for our service offerings, reinforces our confidence in our fiscal 2022 prospects. With worldwide IT spending poised to accelerate this year, we are experiencing solid demand across our suite of managed and annuity services offerings, particularly those that address cybersecurity risks, as well as for our financing solutions.  The financing segment closed several outsized transactions in July 2021, which we estimate will contribute $0.32 to $0.37 per diluted share to our second quarter.  Against this favorable backdrop, we are cognizant of potential headwinds that may result from more limited product availability. To date, our deep roster of vendors and distributors has enabled us to deliver for our customers.

“Looking ahead, we will continue to invest throughout fiscal 2022 in our technology capabilities and in our people to meet our customers’ evolving needs. Supported by the strength of our balance sheet, we continue to identify and evaluate potential acquisitions that enhance our geographic presence and broaden our technology solution offerings,” Mr. Marron concluded.

Recent Corporate Developments/Recognitions

•	In the month of June:
	o	Ranked in the top 10 percent of North American IT Channel Partners in the 2021 Solution Provider 500 List published by CRN®, a brand of The Channel Company.
•	In the month of May:
o
Achieved the Amazon Web Service (AWS) Service Delivery designation for Amazon Elastic Compute Service (Amazon EC2) for Windows Server, recognizing that ePlus follows best practices and has proven success delivering AWS services to customers.

Conference Call Information

ePlus will hold a conference call and audio webcast at 4:30 p.m. ET on August 4, 2021:

Audio Webcast (Live & Replay): https://event.on24.com/wcc/r/3193229/A447EAEC7F5B6CBE73AC03CA87F9A652:

Live Call:	(833) 714-0957 (toll-free/domestic) (778) 560-2893 (international)
Replay:	(800) 585-8367 (toll-free/domestic) (416) 621-4642 (international)
Passcode:	3959877 (live call and replay)

The replay of this webcast will be available approximately two hours after the call concludes through August 11, 2021.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and lifecycle services expertise across key areas including security, cloud, data center, collaboration, networking, and emerging technologies, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook, LinkedIn, Twitter and Instagram.

ePlus, Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, the duration and impact of the ongoing COVID-19 pandemic, which could materially adversely affect our financial condition and results of operations and has resulted worldwide in governmental authorities imposing numerous unprecedented measures to try to contain the virus that has impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners; national and international political instability fostering uncertainty and volatility in the global economy including an economic downturn, significant and rapid inflation, an increase in tariffs or adverse changes to trade agreements, exposure to fluctuation in foreign currency rates, interest rates and pressure on prices; reduction of vendor incentive programs; and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendors’ or suppliers’ IT systems and data and audio communication networks, supply chains or other systems; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; a possible decrease in the capital spending budgets of our customers or a decrease in purchases from us; our ability to raise capital, maintain or increase as needed our lines of credit with vendors or floor planning facility, or obtain debt for our financing transactions; uncertainty regarding the phase out of LIBOR may negatively affect our operating results; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; the creditworthiness of our customers and our ability to reserve adequately for credit losses; our ability to secure our own and our customers’ electronic and other confidential information and remain secure during a cyber-security or ransomware attack; future growth rates in our core businesses; our dependence on continued innovation in hardware, software and services offerings by our vendors, availability of these products from our vendors and our ability to partner with them; our reliance on third parties to perform some of our service obligations to our customers; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service, software as a service and platform as a service; our ability to realize our investment in leased equipment; maintaining and increasing advanced professional services by recruiting and retaining highly skilled, competent personnel and vendor certifications; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2021	March 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$93,840	$129,562
Accounts receivable—trade, net	465,424	391,567
Accounts receivable—other, net	33,979	41,053
Inventories	77,752	69,963
Financing receivables—net, current	63,082	106,272
Deferred costs	27,812	28,201
Other current assets	12,309	10,976
Total current assets	774,198	777,594

Financing receivables and operating leases—net	98,277	90,165
Deferred tax asset—net	1,468	1,468
Property, equipment and other assets	41,282	42,289
Goodwill	126,651	126,645
Other intangible assets—net	35,540	38,614
TOTAL ASSETS	$1,077,416	$1,076,775

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$149,685	$165,162
Accounts payable—floor plan	139,574	98,653
Salaries and commissions payable	31,758	36,839
Deferred revenue	76,821	72,802
Recourse notes payable—current	5,997	5,450
Non-recourse notes payable—current	12,700	50,397
Other current liabilities	29,870	30,061
Total current liabilities	446,405	459,364

Recourse notes payable—long term	11,016	12,658
Non-recourse notes payable—long term	2,587	5,664
Other liabilities	33,789	36,679
TOTAL LIABILITIES	493,797	514,365

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,536 outstanding at June 30, 2021 and 13,503 outstanding at March 31, 2021	146	145
Additional paid-in capital	154,101	152,366
Treasury stock, at cost, 1,038 shares at June 30, 2021 and 993 shares at March 31, 2021	(79,483)	(75,372)
Retained earnings	508,134	484,616
Accumulated other comprehensive income—foreign currency translation adjustment	721	655
Total Stockholders' Equity	583,619	562,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,077,416	$1,076,775

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2021	2020

Net sales
Product	$361,057	$307,240
Services	55,592	47,791
Total	416,649	355,031

Cost of sales
Product	277,227	226,634
Services	33,910	29,840
Total	311,137	256,474

Gross profit	105,512	98,557

Selling, general, and administrative	68,775	69,467
Depreciation and amortization	3,926	3,516
Interest and financing costs	359	577
Operating expenses	73,060	73,560

Operating income	32,452	24,997

Other income	123	98

Earnings before taxes	32,575	25,095

Provision for income taxes	9,057	7,735

Net earnings	$23,518	$17,360

Net earnings per common share—basic	$1.76	$1.30
Net earnings per common share—diluted	$1.75	$1.30

Weighted average common shares outstanding—basic	13,333	13,322
Weighted average common shares outstanding—diluted	13,441	13,388

Technology Segment
	Three Months Ended June 30,
	2021	2020	Change
	(in thousands)

Net sales
Product	$344,766	$293,433	17.5%
Services	55,592	47,791	16.3%
Total	400,358	341,224	17.3%

Cost of sales
Product	271,015	224,543	20.7%
Services	33,910	29,840	13.6%
Total	304,925	254,383	19.9%

Gross profit	95,433	86,841	9.9%

Selling, general, and administrative	66,153	65,556	0.9%
Depreciation and amortization	3,898	3,488	11.8%
Interest and financing costs	159	265	(40.0%)
Operating expenses	70,210	69,309	1.3%

Operating income	$25,223	$17,532	43.9%
Adjusted gross billings	$633,007	$546,394	15.9%
Adjusted EBITDA	$30,958	$23,161	33.7%

Technology Segment Net Sales by Customer End Market
	Twelve Months Ended June 30,
	2021	2020	Change

Telecom, Media & Entertainment	27%	19%	8%
Technology	16%	21%	(5%)
SLED	15%	16%	(1%)
Healthcare	14%	15%	(1%)
Financial Services	12%	13%	(1%)
All Others	16%	16%	-
Total	100%	100%

Financing Segment
	Three Months Ended June 30,
	2021	2020	Change
	(in thousands)

Net sales	$16,291	$13,807	18.0%
Cost of sales	6,212	2,091	197.1%
Gross profit	10,079	11,716	(14.0%)

Selling, general, and administrative	2,622	3,911	(33.0%)
Depreciation and amortization	28	28	0.0%
Interest and financing costs	200	312	(35.9%)
Operating expenses	2,850	4,251	(33.0%)

Operating income	$7,229	$7,465	(3.2%)
Adjusted EBITDA	$7,314	$7,553	(3.2%)

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, (iv) non-GAAP Net Earnings and (v) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.

We define adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expense, provision for income taxes, and other income (expense). Segment adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings and non-GAAP net earnings per common share – diluted are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition related amortization expense, and the related tax effects.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate non-GAAP adjusted gross billings, adjusted EBITDA, non-GAAP net earnings and non-GAAP net earnings per common share or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended June 30,
	2021	2020
	(in thousands)

Technology segment net sales	$400,358	$341,224
Costs incurred related to sales of third-party maintenance, software assurance and subscription / SaaS licenses, and services	232,649	205,170
Adjusted gross billings	$633,007	$546,394

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Consolidated
Net earnings	$23,518	$17,360
Provision for income taxes	9,057	7,735
Depreciation and amortization [1]	3,926	3,516
Share based compensation	1,735	1,907
Acquisition and integration expense	-	29
Interest and financing costs	159	265
Other income [2]	(123)	(98)
Adjusted EBITDA	$38,272	$30,714

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Technology Segment
Operating income	$25,223	$17,532
Depreciation and amortization [1]	3,898	3,488
Share based compensation	1,678	1,847
Acquisition and integration expense	-	29
Interest and financing costs	159	265
Adjusted EBITDA	$30,958	$23,161

Financing Segment
Operating income	$7,229	$7,465
Depreciation and amortization [1]	28	28
Share based compensation	57	60
Adjusted EBITDA	$7,314	$7,553

	Three Months Ended June 30,
	2021	2020
	(in thousands)

GAAP: Earnings before taxes	$32,575	$25,095
Share based compensation	1,735	1,907
Acquisition and integration expense	-	29
Acquisition related amortization expense [3]	2,696	2,228
Other income [2]	(123)	(98)
Non-GAAP: Earnings before taxes	36,883	29,161

GAAP: Provision for income taxes	9,057	7,735
Share based compensation	496	587
Acquisition and integration expense	-	9
Acquisition related amortization expense [3]	757	667
Other (income) expense [2]	(35)	(30)
Tax benefit on restricted stock	255	(14)
Non-GAAP: Provision for income taxes	10,530	8,954

Non-GAAP: Net earnings	$26,353	$20,207

	Three Months Ended June 30,
	2021	2020

GAAP: Net earnings per common share – diluted	$1.75	$1.30

Share based compensation	0.09	0.10
Acquisition related amortization expense [3]	0.15	0.12
Other income [2]	(0.01)	(0.01)
Tax benefit from share based compensation	(0.02)	-
Total non-GAAP adjustments – net of tax	0.21	0.21

Non-GAAP: Net earnings per common share – diluted	$1.96	$1.51

[1] Amount consists of depreciation and amortization for assets used internally.
[2] Interest income and foreign currency transaction gains and losses.
[3] Amount consists of amortization of intangible assets from acquired businesses.